                                                                      Exhibit 24

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS: That each person whose name is signed hereto has made, constituted and appointed, and does hereby make, constitute and appoint, J. ROBERT HORST, EARL R. FRANKLIN, MARK HENNESSEY OR DAVID M. O'LOUGHLIN his or her true and lawful attorney, for him or her and in his or her name, place and stead to affix, as attorney-in-fact, his or her signature as director or officer or both, as the case may be, of Eaton Corporation, an Ohio corporation (the "Corporation"), to any and all registration statements and any amendments thereto filed with the Securities and Exchange Commission registering an aggregate amount of up to $1 billion (when added to the aggregate amounts available under the Corporation's currently effective registration statements, other than with respect to its employee or director benefit or compensation plans) of debt securities, warrants to purchase debt securities, preferred shares, common shares, warrants to purchase common shares or preferred shares, or combination thereof, giving and granting unto each such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as he or she might or could do if personally present, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

     This Power of Attorney shall not apply to any registration statement or amendment filed after December 31, 2003.

     IN WITNESS WHEREOF, this Power of Attorney has been signed at Cleveland, Ohio, this 23rd day of April, 2003.


/s/ Alexander M. Cutler                      /s/ Richard H. Fearon
---------------------------------            ---------------------------------
Alexander M. Cutler, Chairman                Richard H. Fearon
and Chief Executive Officer;                 Executive Vice President -- Chief
President; Principal Executive               Financial and Planning Officer;
Officer; Director                            Principal Financial Officer


/s/ Billie K. Rawot                          /s/ Michael J. Critelli
---------------------------------            ---------------------------------
Billie K. Rawot,                             Michael J. Critelli, Director
Vice President and Controller;
Principal Accounting Officer

/s/ Ernie Green                              /s/ Ned C. Lautenbach
---------------------------------            ---------------------------------
Ernie Green, Director                        Ned C. Lautenbach, Director


/s/ Deborah L. McCoy                         /s/ John R. Miller
---------------------------------            ---------------------------------
Deborah L. McCoy, Director                   John R. Miller, Director


/s/ Victor A. Pelson                         /s/ Gary L. Tooker
---------------------------------            ---------------------------------
Victor A. Pelson, Director                   Gary L. Tooker, Director








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                             CERTIFIED RESOLUTIONS
                             ---------------------


         I, Mark Hennessey, the duly elected and acting Assistant Secretary of Eaton Corporation, do hereby certify that set forth below is a true and correct copy of resolutions duly adopted by the Eaton Corporation Board of Directors, which are in full force and effect as of the date hereof and which have not been amended or rescinded as of the date hereof:

         NOW, THEREFORE, BE IT RESOLVED: That the Company hereby is authorized from time to time to enter into and to effect "Borrowings," which means (i) credit agreements and borrowings undertaken to refinance credit facilities or borrowings in effect or outstanding on March 31, 2003 (such refinancing to include credit agreements and borrowings entered into within three months before or after expiration of an existing credit agreement or borrowing), or (ii) credit agreements and borrowings, including refinancings thereof, in an aggregate principal amount not to exceed $1 billion during any consecutive three-month period; and that the Borrowings shall have such terms and conditions as shall be approved by any two of the officers named below (the "Named Officers") or of the persons authorized by any two of the Named Officers by written power of attorney ("Designated Persons"):


A. M. Cutler        Chairman and Chief Executive Officer
R. H. Fearon        Executive Vice President - Chief Financial
                    and Planning Officer
E. R. Franklin      Vice President and Secretary
J. R. Horst         Vice President and General Counsel
R. E. Parmenter     Vice President and Treasurer
B. K. Rawot         Vice President and Controller

         RESOLVED FURTHER: That the Company hereby is authorized from time to time to enter into and to effect equity financing ("Equity Financing"), utilizing common shares, preferred shares or both, in such amounts, from such sources and upon such terms and conditions, as shall be approved by the Pricing Committee of the Board established pursuant to this set of resolutions; provided that the number of common shares, common share equivalents and preferred shares issued in connection with such financing shall not have a market value (at the time or times of issuance) exceeding $500 million in the aggregate;

-------------------------------------------------------------------------------

         RESOLVED FURTHER: That the Company is hereby authorized to prepare or cause to be prepared, and to file, one or more prospectuses, prospectus supplements, offering circulars and/or registration statements in connection with the Borrowings or Equity Financing as may be determined by any two of the Named Officers or Designated Persons, which prospectuses, prospectus supplements, offering circulars and/or registration statements shall contain such terms and conditions and be in such form as any two Named Officers or Designated Persons shall determine, and that any two of such Named Officers or Designated Persons are hereby authorized, in the name and on behalf of the Company, to sign such registration statement or statements and any and all amendments thereto as they may deem necessary or appropriate; provided, however, that the Company shall not proceed with any offering of the Borrowings or Equity Financing except in accordance with this set of resolutions.



                                            /s/ Mark Hennessey
                                            ----------------------------
                                            Mark Hennessey
                                            Assistant Secretary

                                            Date: June 2, 2003